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                    MODIFICATION TO LOAN & SECURITY AGREEMENT

     This Modification to that certain Amended and Restated Loan and Security Agreement (this "Modification") is entered into by and between PHARMCHEM, INC., a Delaware corporation ("Borrower") and COMERICA BANK-CALIFORNIA ("Bank") as of this 7th day of September, 2000.

                                    RECITALS

     A. Bank and PharmChem Laboratories, Inc. ("Laboratories"), predecessor-in-interest to Borrower did previously enter into that certain Amended And Restated Loan and Security Agreement dated as of May 15, 2000 (originally dated as of May 25, 2000 and revised thereafter to be effective as of the date set forth above) (the "Agreement").

     B. Thereafter, pursuant to that certain Assumption Agreement made as of July 27, 2000 between Borrower and Bank, Borrower, as Assignee, assumed all of the Obligations of Laboratories under the Loan Documents.

     C. Borrower has requested and Bank has agreed to provide additional financing to Borrower and to modify the terms of the Loan Documents all as more specifically set forth below.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

     1. Incorporation by Reference. The foregoing recitals of facts and understandings of the parties, and the Agreement as modified hereby, are incorporated herein by this reference:

     2. New Loan. Upon the effectiveness of this Modification, Bank shall make a new loan to Borrower in the principal amount of One Million, Six Hundred Seventy Three Thousand Eight Hundred Dollars ($1,673,800), the proceeds of which shall be used by Borrower to repay the principal outstanding under the Term Loan and for the acquisition of specific equipment. The new loan shall be evidenced by a Variable Rate-Installment Note which will mature on April 14, 2004 and which shall be repaid in accordance with the terms set forth therein (the "New Term Note"). All references to the Term Loan in the Agreement, shall mean the loan as evidenced by the New Term Note.

     3.   Modification of Agreement.

          a. Section 1. Definitions and Construction is hereby modified to define Term Loan, as follows:

               "Term Loan" means the term loan in the amount of One Million Six Hundred Seventy Three Thousand, Eight Hundred Dollars ($1,673,800) pursuant to the provisions of Section 2.1.2"

          b. Section 2.1.2 Term Loan is hereby deleted in its entirety, and replaced with the following:

               "2.1.2 Term Loan

               Bank shall make a Term Loan to Borrower in the aggregate amount of One Million Six Hundred Seventy Three Thousand Eight Hundred Dollars ($1,673,800). Effective as of the date of the funding thereof, the Term Loan shall bear interest at a per annum rate equal to the Prime Rate plus one-half of one percent (0.50%). The Term Loan shall be payable in monthly installments of principal in the amount of Thirty Eight Thousand, Forty Dollars and 91/100 ($38,040.91) each, plus all accrued interest, beginning on October 14, 2000 and continuing on the same day of each month thereafter through the Term Maturity Date, at which time all amounts due under this Section 2.1.2 and any other amounts owing under this Agreement shall be immediately due and payable."

     4. Conditions to Effectiveness. This Modification shall be effective when the following conditions have been satisfied:

          (a) There shall have been delivered to Bank, each of the following, duly executed and in form satisfactory to Bank:

               (i)   this Modification;

               (ii)  the New Note;

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               (iii) a Borrower's Authorization;

               (iv)  an Automatic Loan Payment Authorization;

               (v)   a Borrower's Telephone and Facsimile Authorization;

               (vi) an Agreement to Furnish Insurance (naming Borrower as the "Named Insured" and Bank as "Loss Payee"), and

               (vii) any other documents or instruments as may be required by
                     Bank to effectuate this Modification.

     5. Legal Effect. Except as specifically set forth in this Modification and the New Note, all of the terms and conditions of the Agreement and the Loan Documents shall remain in full force and effect. All capitalized terms not otherwise defined herein, shall have the meaning given to them in the Agreement.

     6. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

     7. Counterparts. This Modification may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Modification.

     IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

"BORROWER"                              "BANK"

PHARMCHEM, INC.                         COMERICA BANK-CALIFORNIA



By /s/ David A. Lattanzio               By /s/ James L. Weber
  ------------------------------------    --------------------------------------
  David A. Lattanzio                      James L. Weber

Title: Vice President & CFO             Title: Vice President